UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2008

ELKO VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-141426

(Commission File Number)

20-8425158

(IRS Employer Identification No.)

650 Ruby Way, Crescent Valley, NV 89821

(Address of principal executive offices and Zip Code)

(775)201-6669

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2008, the Secretary of State of Nevada accepted for filing, a Certificate of Change with respect to a three for one forward stock split of our authorized and issued and outstanding shares of common stock, as approved by our board of directors.

As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 250,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 4,400,000 shares of common stock to 13,200,000 shares of common stock.

Item 7.01	Regulation FD Disclosure

The Forward Stock Split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on January 31, 2008 under the new stock symbol “ELKV”, Our new CUSIP number is 288007 206.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Change filed with the Secretary of State of Nevada on January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELKO VENTURES INC.

/s/ Matt Wayrynen

Matt Wayrynen

President, Chief Executive Officer

Date: January 31, 2008